INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie - Vice President	Sue Martenson - Senior Manager
Investor Relations	Public Relations
(408) 544-6996	(408) 544-8158
swylie@altera.com	newsroom@altera.com

ALTERA ANNOUNCES FIRST QUARTER RESULTS

San Jose, Calif., April 19, 2012 — Altera Corporation (NASDAQ: ALTR) today announced first quarter sales of $383.8 million, down 16 percent from the fourth quarter of 2011 and down 28 percent from the first quarter of 2011. First quarter net income was $115.8 million, $0.35 per diluted share, compared with net income of $146.6 million, $0.45 per diluted share, in the fourth quarter of 2011 and $224.1 million, $0.68 per diluted share, in the first quarter of 2011.

Cash flow from operating activities was $89.8 million. Altera repurchased 220,449 shares of its common stock during the quarter at a cost of $8.2 million. Altera ended the quarter with $3.6 billion in cash and investments.

Altera's board of directors has declared a quarterly cash dividend of $0.08 per share payable on June 1, 2012 to stockholders of record on May 10, 2012.

 "Demand in the last month of the quarter was generally lighter than forecasted, particularly from customers in the communications vertical market. In addition, we experienced some mix issues as we attempted to fulfill orders that arrived in the last month of the quarter. These factors were the major contributors to quarterly revenue that was well below our previous outlook. As we enter the second quarter, our backlog position has significantly improved reflecting stronger demand for our products. We expect a rebound in our business in the second quarter," said John Daane, president, chief executive officer, and chairman of the board. "Our portfolio of 28-nm FPGAs is displaying strong design-win momentum. We continue to benefit from both our incumbency position and a tailored architecture approach that optimizes the performance of each of our 28-nm FPGA families."

Several recent accomplishments mark the company's continuing progress:

•
Altera is now delivering production-qualified Stratix® V FPGAs, the industry's first fully production-qualified 28-nm FPGAs. Stratix V FPGAs are the only FPGAs manufactured using TSMC's 28-nm High Performance (28HP) process, which, when combined with the company's tailored architecture, produces the best logic fabric performance available today. The performance benefits offered by Altera's high-end FPGAs combined with its leading-edge process technology and feature advantages enable Stratix V FPGAs to displace ASICs and ASSPs and win over competitive FPGAs across the diverse markets accessible to FPGAs. Initial software support for the Stratix V family became available in May 2010. Altera began shipping engineering samples of the industry's first high-end 28-nm FPGAs in April 2011 and moved to production in less than a year with eight Stratix V family members now in production. The Stratix V FPGA family includes an E variant which is rich in logic resources and GX, GS and GT variants which include the FPGA industry's only integrated transceivers operating up to 28 Gbps.

•
The first of Altera's Cyclone® V FPGAs, the only 28-nm low-cost FPGAs in the market, are now shipping. Availability of the Cyclone V family completes Altera's release of its 28-nm tailored product portfolio which offers a broad range of devices—from the highest bandwidth to the lowest power—to meet customers' specific design needs. The Cyclone V family is developed on TSMC's 28-nm Low Power (28LP) process, delivering the lowest power, lowest cost and optimal performance levels needed for today's high-volume, cost-sensitive applications. The family encompasses six variants allowing designers to choose the device that best meets their needs—the logic-only E, the 3.125 Gbps transceiver GX, the 5 Gbps transceiver GT, and the SE, SX and ST SoC FPGA variants with integrated dual-core ARM®-based Hard Processor Systems (HPSs).

•
Altera and TSMC have jointly developed the world's first heterogeneous 3D IC test vehicle using TSMC's Chip-on-Wafer-on-Substrate (CoWoS) integration process. Heterogeneous 3D ICs are one of the innovations enabling the industry's move beyond Moore's Law by stacking various technologies within a single device, including analog, logic and memory. Altera's vision for heterogeneous 3D ICs includes developing device derivatives that allow customers to mix and match silicon IP based on their application requirements. Altera will leverage its leadership position in FPGA technology to integrate various technologies with an FPGA, including CPUs, ASICs, ASSPs, memory and optics. CoWoS is an integrated process technology that attaches device silicon chips to a wafer through a chip on wafer (CoW) bonding process. The CoW chip is attached to the substrate to form the final component (CoW-on-Substrate), thereby avoiding manufacturing-induced warping that otherwise would limit the appeal of this new technology.

SELECTED FIRST QUARTER REVENUE AND RELATED RESULTS

Key New Product Devices	Sequential Comparisons
Stratix V	(12)%
Stratix IV	(27)%
Arria II	25%
Cyclone IV	(12)%
HardCopy IV	(49)%

Vertical Markets	Sequential Comparisons	Comments
Telecom & Wireless	(20)%	Telecom and Wireless down
Industrial Automation, Military & Automotive	(21)%	Industrial Automation and Military down, Automotive up
Networking, Computer & Storage	(14)%	Networking and Computer & Storage down
Other	(2)%

($ in thousands) Key Ratios & Information	March 30, 2012	December 31, 2011
Current Ratio	4:1	4:1
Liabilities/Equity	1:2	1:2
Quarterly Operating Cash Flows	$89,763	$220,363
TTM Return on Equity	23%	28%
Quarterly Depreciation Expense	$7,367	$7,772
Quarterly Capital Expenditures	$23,903	$8,634
Inventory MSOH (1): Altera	2.9	2.7
Inventory MSOH (1): Distribution	0.7	0.6
Cash Conversion Cycle (Days)	91	90
Turns	46%	42%
Book to Bill	>1.0	<1.0

Note (1): MSOH: Months Supply On Hand

ALTERA CORPORATION
NET SALES SUMMARY
(Unaudited)

	Three Months Ended			Quarterly Growth Rate
	March 30, 2012	December 31, 2011	April 1, 2011	Sequential Change	Year- Over-Year Change
Geography
Americas	18%	21%	21%	(29)%	(39)%
Asia Pacific	43%	40%	38%	(10)%	(20)%
EMEA	23%	22%	26%	(13)%	(36)%
Japan	16%	17%	15%	(19)%	(22)%
Net Sales	100%	100%	100%	(16)%	(28)%

Product Category
New	26%	27%	18%	(20)%	1%
Mainstream	32%	33%	33%	(20)%	(30)%
Mature and Other	42%	40%	49%	(11)%	(38)%
Net Sales	100%	100%	100%	(16)%	(28)%

Vertical Market
Telecom & Wireless	41%	43%	42%	(20)%	(30)%
Industrial Automation, Military & Automotive	22%	24%	24%	(21)%	(33)%
Networking, Computer & Storage	17%	16%	15%	(14)%	(18)%
Other	20%	17%	19%	(2)%	(28)%
Net Sales	100%	100%	100%	(16)%	(28)%

FPGAs and CPLDs
FPGA	83%	82%	81%	(16)%	(26)%
CPLD	10%	9%	11%	(11)%	(35)%
Other Products	7%	9%	8%	(28)%	(39)%
Net Sales	100%	100%	100%	(16)%	(28)%

Product Category Description

•
New Products include the Stratix® V (including GS, GT and GX), Stratix IV (including E, GX and GT), Arria® V, Arria II (including GX and GZ), Cyclone® V, Cyclone IV (including E and GX), MAX® V, and HardCopy® IV devices.

•	Mainstream Products include the Stratix III, Cyclone III, MAX II, and HardCopy III devices.

•
Mature and Other Products include the Stratix II (and GX), Stratix (and GX), Arria GX, Cyclone II, Cyclone, Classic™, MAX 3000A, MAX 7000, MAX 7000A, MAX 7000B, MAX 7000S, MAX 9000, HardCopy II, HardCopy, FLEX® series, APEX™ series, Mercury™, and Excalibur™ devices, configuration and other devices, intellectual property cores, and software and other tools.

Business Outlook for the Second Quarter 2012

Sales and Income Statement

Sequential Sales Growth	Up 14% to 18%
Gross Margin	70% +/- .5%
Research and Development	$93 to 95 million
SG&A	$72 to 74 million
Tax Rate	11 to 12%
Diluted Share Count	327 million
Turns	High 30%
MSOH	High 3's

Vertical Market

Telecom & Wireless	Telecom and Wireless both up
Industrial Automation, Military & Automotive	Up overall, with Industrial Automation up, Automotive flat, and Military down
Networking, Computer & Storage	Both up
Other	Up

First Quarter Earnings Conference Call

A conference call will be held today at 1:45 p.m. Pacific Time to discuss the quarter's results and management's current business outlook. The web cast and subsequent replay will be available in the Investor Relations section of the company's website at www.altera.com. A telephonic replay of the call may be accessed later in the day by calling (719) 457-0820 and referencing confirmation code 258712. The telephonic replay will be available for two weeks following the live call.

Second Quarter Update

Altera's second quarter business update will be issued in a press release available after the market close on June 7, 2012.

Forward-Looking Statements

Statements in this press release that are not historical are "forward-looking statements" as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as "will," "expects," "anticipates," or other words that imply or predict a future state. Forward-looking statements include an expectation of improvement in our business and in demand in the second quarter, as well as any projection of revenue, gross margin, expense or other financial items discussed in the Business Outlook section or elsewhere in this press release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, current global economic conditions, customer business environment, customer inventory levels, vertical market mix, market acceptance of the company's products, product introduction schedules, the rate of growth of the company's new products including Cyclone® V, Cyclone IV, Arria® V, Arria II, Stratix® V, Stratix IV FPGAs, MAX® V CPLDs and HardCopy® IV device families, as well as changes in economic conditions and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission (SEC) from time to time. Copies of Altera's SEC filings are posted on the company's website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

 About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera's FPGA, CPLD and ASIC devices at www.altera.com. Follow Altera via Facebook, RSS and Twitter.

###

ALTERA, ARRIA, CYCLONE, HARDCOPY, MAX, MEGACORE, NIOS, QUARTUS and STRATIX words and logos are trademarks of Altera Corporation and registered in the U.S. Patent and Trademark Office and in other countries. All other words and logos identified as trademarks or service marks are the property of their respective holders as described at www.altera.com/legal.

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 30, 2012	December 31, 2011	April 1, 2011

Net sales	$383,754	$457,804	$535,813
Cost of sales	114,834	136,764	146,910
Gross margin	268,920	321,040	388,903
Operating expense
Research and development expense	82,297	90,295	74,408
Selling, general, and administrative expense	69,785	70,667	69,022
Total operating expense	152,082	160,962	143,430
Operating margin (1)	116,838	160,078	245,473
Compensation expense — deferred compensation plan	5,736	2,962	1,662
Gain on deferred compensation plan securities	(5,736)	(2,962)	(1,662)
Interest income and other	(1,807)	(1,039)	(885)
(Gain) loss reclassified from other comprehensive income	(102)	18	—
Interest expense	937	1,013	1,041
Income before income taxes	117,810	160,086	245,317
Income tax expense	1,976	13,475	21,248
Net income	115,834	146,611	224,069

Other comprehensive income:
Unrealized (loss)/gain on investments
Unrealized holding gain on investments arising during period, net of tax of $58 and $8	304	41	—
Less: Reclassification adjustments for (gain)/loss on investments included in net income, net of tax of $5 and $2	(20)	16	—
	284	57	—
Unrealized (loss)/gain on derivatives
Unrealized gain on derivatives arising during period, net of tax of $8	14	—	—
Less: Reclassification adjustments for gain on derivatives included in net income, net of tax of $27	(50)	—	—
	(36)	—	—
Other comprehensive income	248	57	—
Comprehensive income	$116,082	$146,668	$224,069

Net income per share:
Basic	$0.36	$0.46	$0.70
Diluted	$0.35	$0.45	$0.68

Shares used in computing per share amounts:
Basic	322,586	321,553	321,020
Diluted	327,061	325,653	327,843

Cash dividends per common share	$0.08	$0.08	$0.06

Tax rate	1.7%	8.4%	8.7%
% of Net sales:
Gross margin	70.1%	70.1%	72.6%
Research and development	21.4%	19.7%	13.9%
Selling, general, and administrative	18.2%	15.4%	12.9%
Operating margin(1)	30.4%	35.0%	45.8%
Net income	30.2%	32.0%	41.8%

Notes:
(1) We define operating margin as gross margin less research and development and selling, general and administrative expenses, as presented above. This presentation differs from income from operations as defined by U.S. Generally Accepted Accounting Principles ("GAAP"), as it excludes the effect of compensation associated with the deferred compensation plan obligations. Since the effect of compensation associated with our deferred compensation plan obligations is offset by losses/(gains) from related securities, we believe this presentation provides a more meaningful representation of our ongoing operating performance. A reconciliation of operating margin to income from operations follows:

	Three Months Ended
(In thousands, except per share amounts)	March 30, 2012	December 31, 2011	April 1, 2011
Operating margin (non-GAAP)	$116,838	$160,078	$245,473
Compensation expense — deferred compensation plan	5,736	2,962	1,662
Income from operations (GAAP)	$111,102	$157,116	$243,811

ALTERA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except par value amount)	March 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$3,420,182	$3,371,933
Short-term investments	59,002	65,222
Total cash, cash equivalents, and short-term investments	3,479,184	3,437,155
Accounts receivable, net	271,392	232,273
Inventories	109,451	122,279
Deferred income taxes — current	66,051	58,415
Deferred compensation plan — marketable securities	57,736	54,041
Deferred compensation plan — restricted cash equivalents	22,791	17,938
Other current assets	41,557	52,710
Total current assets	4,048,162	3,974,811
Property and equipment, net	186,538	171,721
Long-term investments	79,321	74,033
Deferred income taxes — non-current	26,014	26,629
Other assets, net	39,034	35,074
Total assets	$4,379,069	$4,282,268

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$62,733	$52,154
Accrued liabilities	28,969	34,029
Accrued compensation and related liabilities	42,366	78,181
Deferred compensation plan obligations	80,527	71,979
Deferred income and allowances on sales to distributors	280,006	279,876
Income taxes payable	51	—
Credit facility	500,000	500,000
Total current liabilities	994,652	1,016,219
Income taxes payable — non-current	258,629	263,423
Other non-current liabilities	8,909	8,730
Total liabilities	1,262,190	1,288,372
Stockholders' equity:
Common stock: $.001 par value; 1,000,000 shares authorized; outstanding - 322,771 shares at March 30, 2012 and 322,054 shares at December 31, 2011	323	322
Capital in excess of par value	1,092,428	1,050,752
Retained earnings	2,024,013	1,942,955
Accumulated other comprehensive income (loss)	115	(133)
Total stockholders' equity	3,116,879	2,993,896
Total liabilities and stockholders' equity	$4,379,069	$4,282,268

ALTERA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 30, 2012	April 1, 2011

Cash Flows from Operating Activities:
Net income	$115,834	$224,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,160	7,561
Stock-based compensation	22,393	17,233
Deferred income tax (benefit) expense	(7,055)	700
Tax effect of employee stock plans	10,566	13,444
Excess tax benefit from employee stock plans	(10,044)	(11,334)
Changes in assets and liabilities:
Accounts receivable, net	(39,119)	52,944
Inventories	12,828	10,764
Other assets	6,416	31,491
Accounts payable and other liabilities	(28,462)	(51,169)
Deferred income and allowances on sales to distributors	130	1,068
Income taxes payable	(4,696)	1,312
Deferred compensation plan obligations	2,812	(1,074)
Net cash provided by operating activities	89,763	297,009
Cash Flows from Investing Activities:
Purchases of property and equipment	(23,903)	(4,905)
(Purchases) sales of deferred compensation plan securities, net	(2,812)	1,074
Purchases of available-for-sale securities	(47,174)	—
Proceeds from sale and maturity of available-for-sale securities	48,387	—
Net cash used in investing activities	(25,502)	(3,831)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock through various stock plans	12,888	52,739
Shares withheld for employee taxes	(4,884)	(5,193)
Payment of dividends to stockholders	(25,822)	(19,273)
Repurchases of common stock	(8,238)	—
Excess tax benefit from stock-based compensation	10,044	11,334
Net cash (used in) provided by financing activities	(16,012)	39,607
Net increase in cash and cash equivalents	48,249	332,785
Cash and cash equivalents at beginning of period	3,371,933	2,765,196
Cash and cash equivalents at end of period	$3,420,182	$3,097,981